Exhibit 3.1

CERTIFICATE OF AMENDMENT TO THE TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHURCH & DWIGHT CO., INC.

ADOPTED IN ACCORDANCE WITH SECTION 242 OF THE

DELAWARE GENERAL CORPORATION LAW

Church & Dwight Co., Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of this Corporation is Church & Dwight Co., Inc. and the date of the filing of its original certificate of incorporation was December 14, 1925. The name under which this Corporation was initially incorporated is Church & Dwight Co. Inc.

SECOND: This Certificate of Amendment amending the Corporation’s Tenth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “GCL”), by the Board of Directors and the stockholders of the Corporation.

THIRD: Paragraph (a) of Article SEVENTH of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

(a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article SEVENTH shall not adversely affect any right or protection of a director or officer of the Corporation in respect of any breach of fiduciary duty occurring in whole or in part prior to such amendment or repeal.

FOURTH: Except as amended hereby, all other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 6th day of May, 2024.

/s/ Patrick D. de Maynadier
Patrick D. de Maynadier
Corporate Secretary

[Signature Page to the Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation]